As filed with the Securities and Exchange Commission on August 10, 2006.

Registration No. 333-47687

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-8

REGISTRATION STATEMENT

under

THE SECURITIES ACT OF 1933

Tidewater Inc.

(Exact name of registrant as specified in its charter)

Delaware	74-0487776
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

601 Poydras Street

Suite 1900

New Orleans, Louisiana 70130

(Address, including zip code, or registrant’s

principal executive offices)

Tidewater Inc. Employee Restricted Stock Plan

(Full title of the plan)

Cliffe F. Laborde

Executive Vice President, Secretary and General Counsel

Tidewater Inc.

601 Poydras Street

Suite 1900

New Orleans, Louisiana 70130

(504) 566-4545

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Margaret F. Murphy

Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P.

201 St. Charles Avenue

New Orleans, Louisiana 70170-5100

DEREGISTRATION

In accordance with the undertakings contained in Part II of this Registration Statement No. 333-47687, the Registrant hereby files this Post-Effective Amendment No. 1 to remove from registration all of the securities registered under this Registration Statement that remain unsold on the date hereof.

The Registrant hereby removes from registration 1,093 shares of common stock issuable under the Employee Restricted Stock Plan.

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SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on July 20, 2006.

Tidewater Inc.

By:	/s/ Cliffe F. Laborde
Cliffe F. Laborde
Executive Vice President,
Secretary and General Counsel

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacity and on the date indicated.

Signature	Title	Date
/s/ Dean E. Taylor Dean E. Taylor	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	July 20, 2006

/s/ J. Keith Lousteau J. Keith Lousteau	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 20, 2006

/s/ Joseph M. Bennett Joseph M. Bennett	Senior Vice President, Principal Accounting Officer and Chief Investor Relations Officer (Principal Accounting Officer)	July 20, 2006

/s/ Arthur R. Carlson Arthur R. Carlson	Director	July 20, 2006

/s/ Richard T. du Moulin Richard T. du Moulin	Director	July 20, 2006

/s/ J. Wayne Leonard J. Wayne Leonard	Director	July 20, 2006

/s/ Jon C. Madonna Jon C. Madonna	Director	July 20, 2006

/s/ William C. O’Malley William C. O’Malley	Director	July 20, 2006

/s/ Paul W. Murrill Paul W. Murrill	Director	July 20, 2006

/s/ Richard A. Pattarozzi Richard A. Pattarozzi	Director	July 20, 2006

Nicholas J. Sutton	Director

/s/ Jack E. Thompson Jack E. Thompson	Director	July 20, 2006

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